Exhibit (a)(1)(J)

WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources Glossary

The commitment and contributions of our associates have always been key to our success.

Williams-Sonoma, Inc. (“we”, “our”, “us”, “WSI” or “the Company”) wants to provide associates with a meaningful stake in the Company and recognize and reward performance that contributes to our shared success. In this spirit, we are pleased to offer the Equity Award Exchange Program (“the Exchange”).

About This Guide

This guide and the offer website will help you understand the Exchange and make the election that best fits your situation. Take these steps to make your election by 9 p.m. Pacific Time on April 10, 2009: Learn. Review the offer documents and this guide to learn more about the Exchange, the new restricted stock unit (RSU) equity awards, and what the Exchange means for you and WSI. Then go to https://wsiequityawardexchange.com and review the additional documents available under the “Learn” tab for more details about the Exchange.

Simulate. Use the Exchange Simulator to model the value of RSUs you would receive in exchange for the eligible awards you elect to exchange.

Elect. Submit your election online by 9 p.m. Pacific Time on Friday, April 10, 2009. You can also submit a paper election by following the instructions in the Election Form. If you make no elections, you will automatically keep your stock options and/or stock-settled stock appreciation rights (“SSARs”). If you make an election but change your mind, you may withdraw or change your election until 9 p.m. Pacific Time on Friday, April 10, 2009 either online or by following the instructions on the withdrawal form.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

The News

In the past, we have granted awards of stock options and/or SSARs to our associates. Our stock price, like that of many other companies in the retail and home-related industries, has declined significantly in the past few years as a result of the downturn in the housing market, declining consumer confidence, and other broader economic factors. As a result of the decline in our stock price, many of the awards associates currently hold are “underwater” (i.e., the Company’s stock is trading at values that are below the exercise price). As a result these awards do not meet the Company’s goal of retaining and motivating associates.

To restore the intended retention and motivation incentives, the Company is offering associates an opportunity to exchange certain eligible awards for restricted stock units (RSUs). Our Named Executive Officers and members of our Board of Directors cannot participate in the Exchange

What Are Restricted Stock Units (RSUs)?

RSUs provide you with the right to receive WSI stock at a future date. You will receive Company shares after the vesting conditions are met. RSUs have immediate value when they vest and, unlike stock options or SSARs, they have value even if the stock price does not appreciate. RSUs granted in connection with this Exchange will be granted on the expiration date (the closing date of the Exchange) under the terms and conditions of WSI’s equity plan and subject to an RSU agreement between you and WSI.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

How the Exchange Works

The following is a brief overview of the Exchange. The Exchange is governed by the offer documents, which you should be sure to read in full. The Offer to Exchange Certain Outstanding Options and Stock Settled Stock Appreciation Rights for Restricted Stock Units (the “Offer to Exchange”) contains the details regarding the offer. It also contains a helpful summary of the Exchange terms in a Q&A format. The other offer documents include this guide, the message from Howard Lester dated March 16, 2009, an election form and a withdrawal form.

Associate Eligibility

Participation in the Exchange is open to all associates of WSI (which, for purposes of this offer, includes all subsidiaries of WSI) who are based in the United States as of the beginning of the Exchange and through the date the eligible awards are cancelled in exchange for RSUs. Our Named Executive Officers and members of our Board of Directors cannot participate in the Exchange.

Eligible Awards

Eligible awards will include stock options to purchase shares of WSI’s common stock and stock-settled stock appreciation rights (“SSARs”) that

1.Have an exercise price greater than $27.72 per share (which approximates the 52-week high of WSI’s per share stock price as of the start of the Exchange)

2.Were granted on or before August 9, 2007, and

3.Remain outstanding and unexercised as of the expiration date.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

Exchange Ratios

If you participate in the Exchange, the number of restricted stock units that you receive will depend on the exercise price of your exchanged awards.

Per Share Exercise Price of Eligible Award Restricted Stock Units for Exchanged Awards

$27.72 - $30.28 1 RSU for every 4.8 exchanged awards

$30.29 - $30.33 1 RSU for every 3.7 exchanged awards

$30.34 - $30.69 1 RSU for every 3.1 exchanged awards

$30.70 - $31.49 1 RSU for every 3.8 exchanged awards

$31.50 - $32.21 1 RSU for every 2.5 exchanged awards

$32.22 - $32.30 1 RSU for every 5.0 exchanged awards

$32.31 - $33.06 1 RSU for every 4.3 exchanged awards

$33.07 - $34.38 1 RSU for every 2.9 exchanged awards

$34.39 - $34.53 1 RSU for every 3.6 exchanged awards

$34.54 - $34.93 1 RSU for every 3.1 exchanged awards

$34.94 - $35.58 1 RSU for every 4.4 exchanged awards

$35.59 - $38.84 1 RSU for every 4.1 exchanged awards

$38.85 - $40.04 1 RSU for every 3.5 exchanged awards

$40.05 - $40.43 1 RSU for every 4.2 exchanged awards

Above $40.43 1 RSU for every 3.8 exchanged awards

For purposes of applying the exchange ratios, fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis. The exchange ratios apply to each of your award grants separately. This means that the various eligible awards you hold may be subject to different exchange ratios. Please see the Q&As in the Offer to Exchange, and the rest of the Offer to Exchange, for complete information.

The online Exchange Simulator will show the ratios for each of your eligible awards. See “Using the Offer Website” in this guide for more information.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

More about RSUs

• RSUs will be paid to you in shares of Company common stock if the vesting requirements are met You will not have to pay any cash to purchase the shares.

• RSUs are a different type of equity award than stock options or SSARs and therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the awards that you tendered for exchange. A form of restricted stock unit agreement is available on the offer website. You should note that the vesting schedule of your RSU will differ from your exchanged award as described in Vesting.

• If you participate in the Exchange and are a U.S. taxpayer, you normally will have taxable income when the shares underlying your RSUs are issued to you, at which time WSI typically also will have a tax withholding obligation. The Company generally will satisfy tax withholding obligations by withholding shares equal in value to the tax withholding obligation. You also may have taxable capital gain when you sell the shares underlying the RSU. See “Tax effects for U.S. Taxpayers” in this guide for additional information.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

Vesting

If you participate in the Exchange, the vesting schedule of the RSUs you receive will be determined on a grant-by-grant basis, based on the vesting schedule of the eligible awards that the RSUs replace.

Please see Q&A 10 and Section 9 of the Offer to Exchange for full details regarding the vesting of any RSUs you receive in the Exchange. Some important points regarding vesting of the RSUs:

• None of the RSUs will be vested on the RSU’s grant date.

• The RSUs will be scheduled to vest in equal installments on an annual basis (on the anniversary of the RSU grant date) and will vest ratably (in equal percentages) over the remaining vesting schedule (rounded up to the next full year) of the exchanged award. If an exchanged award was fully vested on the cancellation date, 100% of the RSUs subject to the RSU grant will vest on the first anniversary of the RSU grant date.

• Vesting on any given vesting date is subject to your continued employment with WSI or one of its subsidiaries through that vesting date. If your employment with us terminates (other than due to your death or disability) before your RSUs vest, your RSUs will expire unvested and you will not be issued any shares of common stock pursuant to your RSU award.

• We will make minor modifications to the vesting schedule of any RSUs to eliminate fractional vesting as described in the Offer to Exchange.

Please see Q&A 10 and Section 9 of the Offer to Exchange for examples of how vesting will work. You can also see the vesting schedule of your potential RSUs by using the Exchange Simulator online.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

Making Your Decision

This guide and the online Exchange Simulator are intended to help you decide whether or not to participate in the Exchange. However, we are not making any recommendations as to whether or not you should participate. You must make your own decision as to whether or not to participate in the Exchange. A number of risks and other considerations should be factored into your decision. Please see the Offer to Exchange, especially the Section entitled “Risks of Participating in the Offer.” For questions regarding personal tax implications or other investment-related questions, you should talk to your legal counsel, accountant, and/or financial advisor.

Here are a few of the things you should consider:

• Initial Value of RSUs. Because the exchange ratio of this offer is not one-for-one with respect to all awards, it is possible that, at some point in the future, your old awards would have been economically more valuable than the RSUs granted pursuant to this Exchange. Please see the Section entitled “Risks of Participating in the Offer” in the Offer to Exchange for an example.

• Value at vesting. If you choose to participate in the Exchange, you will not receive shares until the RSUs vest. You may sell your shares thereafter, subject to the requirements of applicable law and WSI’s insider trading policies. Note that the value of the shares when sold may be more or less than the value of the shares on the Exchange data

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

• Tax effects for U.S. Taxpayers. As a U.S. taxpayer you generally will recognize ordinary income when the shares underlying your RSUs are issued to you upon vesting, at which time WSI typically also will have a tax withholding obligation. The Company will satisfy tax withholding obligations, if applicable, in the manner specified in your RSU agreement (generally through withholding of shares equal in value to the tax withholding obligation). You also may have taxable capital gains when you sell the shares underlying the RSUs. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options or SSARs and as a result of your participating in this Exchange, your tax liability could be higher than if you had kept your eligible awards. Please see the Section of the Offer to Exchange entitled “Risks of Participating in the Offer” for an example and also see Section 14 of the Offer to Exchange entitled “Material Income Tax Consequences” for more information.

• If you leave before vesting. The RSUs will be subject to a vesting schedule. If you do not remain an employee with us through the date your RSUs vest, you will not receive the shares subject to those RSUs. Instead, your RSUs generally will expire immediately upon your termination. As a result, you will not receive full value from your RSUs. In the case of your termination of employment due to your death or disability, you generally will receive pro-rata vesting of the RSUs.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

Using the Offer Website

The offer website is available 24/7 during the Exchange offering period, which begins March 16, 2009, and is expected to end at 9 p.m. Pacific Time on April 10, 2009. If the Exchange offering period is extended, the offer website will be updated to reflect the new expiration date and we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 am. Pacific Time on the business day following the previously scheduled expiration date.

To access the website, go to https://wsiequityawardexchange.com. When you log in the first time, you will need to register for the site. You will be prompted on the site to take the following steps:

• Step 1: Enter your associate ID number, which you can find on your pay stub or your associate discount card, your date of birth, and the last four digits of your Social Security number.

• Step 2: Create your username and password.

• Step 3: Accept the terms of the site outlined in the “User Agreement.” Read the five legal statements carefully and click the box next to each, then click “I acknowledge all of the above legal statements:” Finally, click the “Next” button. If you do not acknowledge all of the statements you will not be able to enter the site You must accept the terms in the “User Agreement” each time you enter the site in order to log in.

• Step 4: You will have now entered the site and will be on the home page. Click on any of the links under “Learn” to take you to additional documents relating to the Exchange. If you would like to simulate potential equity award exchange elections and/or make your elections, select the button “Start Here” on the home page of the offer website.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

• The data in the Exchange Simulator is personalized to you when you log in and can help you:

• Learn more about the Exchange. The site includes links to important documents that further explain the terms of the Exchange. The documents that make up the Exchange include (1) the Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units (2) the message from Howard Lester, dated March 16, 2009; (3) the Election Form (4) the Withdrawal Form, and (5) this Guide Before deciding to participate in the Exchange, you should make sure you have received, read and understand these documents.

• Simulate your choices. The Exchange Simulator is loaded with your personal data so you will see all of your eligible awards and the number of RSUs you will receive if you exchange them. You can use this tool to enter hypothetical information regarding our future stock price and see the stock price’s effect on the potential future values of your eligible awards or RSUs. You can also see when your awards will vest, and how exchanging your eligible awards will affect your vesting schedule. You can test as many scenarios as you want over the course of the Exchange election period, which begins on March 16, 2009 at 9 a.m. Pacific Time, and is expected to end on April 10, 2009, at 9 p.m. Pacific Time.

It is important for you to note that the Exchange Simulator does not calculate the actual future value of eligible awards or RSUs, as the values generated by the tool depend on your estimate of the future value of our stock and do not take into account all relevant factors that may affect the actual value, such as taxes, etc. Note that the Exchange Simulator is being provided to you solely for your convenience, for purposes of providing limited mathematical simulations of the potential value that could be received from exchanging your eligible awards for the grant of the RSUs. The Exchange Simulator does not take into account all of the factors that you should consider in deciding whether to participate in the Exchange. The Exchange Simulator is only an aid and does not in any way change or supplement the terms of the Exchange, nor does it constitute a recommendation as to whether you should or should not participate in the Exchange.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

Make your elections. Once you have made your decision about which, if any, eligible awards you would like to exchange, you can make your elections right on the offer website. If you choose to participate in the Exchange, follow these steps:

– Step 1: Review and select. Review your eligible awards, select “Go to Make My Election” and select the eligible awards you wish to exchange in the program. If you are withdrawing a previously elected award, de-select the eligible awards that you would like to withdraw from the offer by clicking on the box next to the eligible award so that the box is empty.

– Step 2: Authorize. Enter your username and the randomly-generated, personalized authorization code to digitally “sign off” on your choices.

– Step 3: Submit. Submit your election on the “Make My Elections” page of the offer website by selecting the “Submit My Election” button, after you have reviewed the election instructions that are linked on the offer website. Your election must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on April 10, 2009.

– Step 4: Confirm. Once you submit your election, you will be taken to a screen that confirms your election was saved and provides you with a confirmation code. Click on “Generate a Confirmation Statement” if you would like to print out a record of your election.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

Important!

Remember, you can visit the Exchange website and make changes to your election as many times as you would like beginning March 16, 2009, at 9:00 am. until the expiration date, which currently is expected to be 9 p.m. Pacific Time on April 10, 2009. You may withdraw some or all of your eligible awards from the Exchange at anytime before the expiration date, but you will be bound by the last properly submitted election and/or withdrawal we receive before the expiration date.

You may also make your elections, changes and/or withdrawals via paper by submitting a properly filled out election form or withdrawal form by the expiration date, by following the instructions in the applicable form.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

Questions?

If you have questions that are not addressed in this brochure, please call (415) 616-7778, email wsiequityawardexchange@wsgc.com, fax at (415) 283-3622 or mail Williams-Sonoma Inc., ATTN:

Compensation Department, 3250 Van Ness Ave., San Francisco, CA 94109.

Other Resources

The following documents and tools relating to the Equity Exchange Program are contained on the Offer Website at https://wsiequityawardexchange.com, under the Learn heading:

• Offer documents, including:

– The Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units, which contains details regarding the offer and a summary of the Exchange in question-and-answer format.

– Message from Howard Lester, dated March 16, 2009

– An Election Form

– A Withdrawal Form

• Exchange Simulator, a tool that provides personalized information about your awards that are eligible for the Exchange, and allows you simulate exchange choices.

This brochure provides highlights of the Williams-Sonoma, Inc. Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units.

©2009 Williams-Sonoma, Inc.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

Once you’re finished viewing this page, use the links in the left navigation to return to the page you were viewing or continue to explore the guide.

Glossary

Common stock: A form of equity ownership in a company. The price of common stock fluctuates based on market conditions.

Exchange ratio: The ratio that determines how many RSUs you will receive if you exchange your eligible awards.

Exercise price: For stock options, the price at which you may purchase WSI shares when you exercise your stock options. For SSARs, this is the price from which you measure appreciation.

Expiration date: The date the Exchange program expires. We expect that the expiration date will be April 10, 2009, at 9:00 p.m., Pacific Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will mean the time and date at which the extended offer expires.

Restricted stock units (RSUs): A form of equity issued pursuant to this offer that replaces your exchanged awards. RSUs are promises by WSI to issue shares of its common stock in the future provided the vesting criteria are satisfied. RSUs granted in connection with this Exchange will be granted on the RSU grant date pursuant to WSI’s equity plan and subject to the terms and conditions of an RSU agreement between you and the Company.

Stock options: Equity awards that give the award holder the right to purchase WSI stock at a specified price (called the “exercise price”) on a future date.

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WILLIAMS-SONOMA, INC.

Your Guide to the Equity Award Exchange Program

You have until 9 p.m. Pacific Time on April 10, 2009 to make elections online

About This Guide

The News

What Are Restricted Stock Units (RSUs)?

How the Exchange Works

Associate Eligibility

Eligible Awards

Exchange Ratios

More about RSUs

Vesting

Making Your Decision

Using the Offer Website

Questions?

Other Resources

Glossary

Once you’re finished viewing this page, use the links in the left navigation to return to the page you were viewing or continue to explore the guide.

Stock-settled stock appreciation rights (SSARs): Equity awards that give the award holder the right to receive the increase in fair market value of a specified number of shares between the date of grant and exercise. SSARs are settled in shares of WSI common stock upon exercise.

“Underwater” award: An award with an exercise price per share greater than the current fair market value of a share of WSI common stock.

Vesting: Process by which awards become earned by the award holder, as specified in the Plan under which the award is granted and subject to the terms and conditions of the award agreement between you and WSI. In the case of stock options and/or SSARs, the holder must meet the vesting conditions in order to be able to exercise their awards. In the case of RSUs, the holder must meet the vesting conditions in order for the RSUs to be paid in shares.

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